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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To K2 Design, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference to this Form 10-K of our report dated February 22, 2000 in Registration Statement File No. 333-04319, Registration Statement File No. 333-96149, and Registration Statement File No. 333-60799. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                            ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 29, 2000